UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2017

Adeptus Health Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36520 (Commission File Number)	46-5037387 (IRS Employer Identification No.)

2941 Lake Vista Drive Lewisville, Texas (Address of principal executive offices)	75067 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 899-6666

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry Into a Material Definitive Agreement.

As previously reported in the Company’s Current Report on Form 8-K filed on April 4, 2017, on April 3, 2017 funds advised by Deerfield Mgmt, L.P. (such funds the “Successor Lenders”) acquired the $212.7  million aggregate principal amount of  outstanding loans (including the Bridge 1 Loans (as defined below)) under the credit agreement, dated of October 6, 2015, by and among the Company’s subsidiary First Choice ER LLC (the “Borrower”), the guarantors named therein (together with the Borrower, the “Loan Parties”), the lenders named therein and Bank of America, N.A., as administrative agent (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”).

On April 5, 2017, the Loan Parties entered into that certain fourth amendment (the “Fourth Amendment”) with the Successor Lenders and Deerfield Management Company, L.P., in its capacity as successor administrative agent (the “Administrative Agent”), amending certain terms of the Credit Agreement.

Among other things, the Fourth Amendment provides for an additional extension of credit by the Successor Lenders, in the aggregate principal amount of $13.5 million (the “Bridge 2 Loans”), in the same tranche of term loans as the bridge loans funded on March 7, 2017 (such bridge loans, the “Bridge 1 Loans” and, together with the Bridge 2 Loans, the “Bridge Loans”).  The proceeds of the Bridge 2 Loans, and all other cash and amounts held by the Loan Parties, shall be used to pay only the expenses of the Loan Parties as itemized in the updated budget prepared by the Borrower and delivered to the Administrative Agent on April 4, 2017.

The Bridge Loans bear interest at a rate equal to the Base Rate (as defined in the Credit Agreement) plus an applicable margin equal to 10% per annum, such interest (including all unpaid interest accruing prior to the date of funding of the Bridge 2 Loans) to be added to the principal amount of the Bridge Loans in arrears on each interest payment date and on the maturity date of the Bridge Loans and thereafter constitute principal for all purposes under the Credit Agreement (with interest to accrue thereon).  Interest shall be payable on April 5, 2017, April 14, 2017 and the date that is every 14 days after April 14, 2017; provided that if a bankruptcy- or insolvency-related event of default under the Credit Agreement occurs, the date immediately before the day on which that event of default occurs shall also be an interest payment date.

The maturity date of the Bridge Loans is the earliest of (i) April 17, 2017, (ii) the date any Loan Party files a voluntary petition for reorganization pursuant to chapter 11 of the U.S. Bankruptcy Code, (iii) the occurrence of certain other bankruptcy and insolvency related events, and (iv) the acceleration of any of the Bridge Loans upon the occurrence of an event of default under the Credit Agreement resulting from, among other things, a violation of certain affirmative covenants and any of the negative covenants and financial covenants therein.

Under the Fourth Amendment payment of all obligations in respect of interest, principal, fees and indemnities under the Bridge Loans is required to be made on a super-priority basis ahead of other indebtedness under the Credit Agreement.

In addition, under the Fourth Amendment the Administrative Agent and the Successor Lenders have agreed to forbear from exercising any rights or remedies under the Credit Agreement with respect to specified existing events of defaults relating to delivery of annual financial statements for the year ended December 31, 2016 and quarterly financial statements for the quarter ended March 31, 2017 and compliance with the financial covenants under the Credit Agreement (collectively, the “Specified Events of Default”), in each case, for a forbearance period that ends upon the earliest of (i) the occurrence of a breach or default under the Fourth Amendment, (ii) the occurrence of a default or event of default under the Credit Agreement that does not constitute a Specified Event of Default, (iii) the determination by the Administrative Agent that the nature or extent of any Specified Event of Default is materially different from the nature or extent as disclosed to the Administrative Agent prior to April 5, 2017, (iv) any representation or warranty made by any Loan Party under or in connection with the Fourth Amendment shall prove to be false or misleading in any material respect or (v) April 17, 2017.

The Bridge 2 Loans were funded by the Successor Lenders on April 5, 2017, and on such date, the Borrower paid to the Successor Lenders an in-kind fee equal to 1% of the aggregate principal amount of the Bridge 2 Loans (with such in-kind amount thereafter constituting principal for all purposes under the Credit Agreement).

The foregoing description of the Fourth Amendment in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1

Fourth Amendment dated as of April 5, 2017, by and among First Choice ER LLC, as borrower, the guarantors identified therein, the lenders identified on the signature pages thereto and Deerfield Management Company, L.P. in its capacity as successor administrative agent, to the Credit Agreement, dated as of October 6, 2015, by and among First Choice ER LLC, as borrower, the guarantors identified therein, the lenders identified therein, and Bank of America, N.A., as administrative agent, as amended, modified, supplemented, increased and extended from time to time.

Cautionary Notes

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.   Any forward-looking statements herein are made as of the date of this filing, and the Company undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the three and nine months ended September 30, 2016.  Among the factors that could cause future results to differ materially from those provided in this Current Report on Form 8-K are: our inability to execute a restructuring through a court-supervised process that maximizes value for our stakeholders while minimizing disruption to the Company’s operations; our ability to file the Company’s Form 10-K for the fiscal year ended December 31, 2016; delays in conversion of patient receivables into cash, as well as increased potential for bad debt expense, associated with deficiencies in billing and collections related to our services; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreements; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the three and nine months ended September 30, 2016.

The Company’s stockholders are cautioned that trading in shares of the Company’s Class A common stock during the pendency of the Company’s evaluation of available restructuring and reorganization alternatives and discussions with the Successor Lenders and other creditors and any court-supervised process is highly speculative and poses substantial risks. Trading prices for shares of the Company’s Class A common stock may bear little or no relationship to the actual recovery, if any, by holders in any such restructuring or reorganization.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its Class A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adeptus Health Inc.
(Registrant)

	By:	/s/ Frank R. Williams Jr.
	Name:	Frank R. Williams Jr.
	Title:	Chief Financial Officer

April 6, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

Fourth Amendment dated as of April 5, 2017, by and among First Choice ER LLC, as borrower, the guarantors identified therein, the lenders identified on the signature pages thereto and Deerfield Management Company, L.P. in its capacity as successor administrative agent, to the Credit Agreement, dated as of October 6, 2015, by and among First Choice ER LLC, as borrower, the guarantors identified therein, the lenders identified therein, and Bank of America, N.A., as administrative agent, as amended, modified, supplemented, increased and extended from time to time.